Exhibit 31

Certification of Chief Executive Officer and Chief Financial Officer Pursuant to

18 U.S.C. Section 1350,

as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-QSB of Venus Beauty Supply, Inc. (the "Company") for the quarter ended October 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Nicole Demario, as Chief Executive Officer and as Chief Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, to the best of her knowledge, respectively, that:

(1)    The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)    The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

December 8, 2004

By Nicole Demario

/s/ Nicole Demario

President, CEO, CFO

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Venus Beauty Supply, Inc. and will be retained by Venus Beauty Supply, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.